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EXHIBIT 99(A)


                              FOR IMMEDIATE RELEASE

          AVENTIS AND REGENERON ENTER GLOBAL PARTNERSHIP TO DEVELOP AND
                          COMMERICALIZE THE VEGF TRAP

                  INNOVATIVE ANTI-ANGIOGENESIS COMPOUND WILL BE
                     DEVELOPED IN ONCOLOGY AND OPHTHALMOLOGY

Strasbourg, France and Tarrytown, NY, September 8, 2003 - Aventis and Regeneron Pharmaceuticals, Inc. (Nasdaq: REGN) announced today that they have entered into a global (excluding Japan) agreement under which the companies will jointly develop and commercialize Vascular Endothelial Growth Factor (VEGF) Trap, Regeneron's lead anti-angiogenesis compound.

Under the terms of the agreement, Aventis will pay Regeneron $125 million, of which $45 million is an investment in newly issued Regeneron common stock and $80 million is an upfront payment. An additional payment of $25 million is linked to an early clinical milestone. The two companies will share equally promotion rights and profits globally. Aventis will also pay Regeneron up to $360 million at identified milestones related to the receipt of marketing approvals for up to eight indications in Europe and the United States. Aventis will also fund development costs. The companies will jointly develop VEGF Trap in oncology, ophthalmology, and possibly in other indications. Should the collaboration become profitable, Regeneron will pay back to Aventis 50% of the development costs. Regeneron will continue to manufacture the VEGF Trap at its plant in Rensselaer, New York, and Aventis will be responsible for providing commercial scale manufacturing capacity.

"Developing innovative products that provide effective treatment alternatives for cancer patients is a primary goal for Aventis, and we believe VEGF Trap is one of the most


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promising investigational oncology compounds currently under study," said Frank
Douglas, M.D., Ph.D., Executive Vice President of Drug Innovation and Approval and Member of the Board of Management at Aventis. "This is a highly significant partnership for Aventis as blockage of VEGF is at the leading edge of innovative, targeted cancer therapy."

"We are thrilled to have a partner with such broad expertise, experience, and resources in the cancer field," said George D. Yancopoulos, M.D., Ph.D., Executive Vice President and Chief Scientific Officer of Regeneron. "We believe that this collaboration should greatly help the VEGF Trap achieve its potential."

Aventis has one of the industry's leading oncology portfolios, led by Taxotere(R) (docetaxel), one of the most widely used chemotherapeutic agents worldwide for the treatment of patients with breast cancer and non-small cell lung cancer. Taxotere is also being studied extensively for use in treating patients with other tumor types. Aventis also markets Campto(R) (irinotecan), a reference treatment for advanced colon cancer, in countries outside of the US, and Anzemet(R) (dolasetron mesylate), a 5HT3 inhibitor for the treatment of chemotherapy induced nausea and vomiting in the U.S. In addition, the company has a rich pipeline of investigational oncology compounds and various innovative treatment approaches. This includes Genasense(TM), a compound that inhibits production of Bcl-2, a protein made by cancer cells that is thought to block chemotherapy-induced cell death. By reducing the amount of Bcl-2 in cancer cells, Genasense may enhance the effectiveness of current anticancer treatments. Genasense is currently in multiple, late-stage, randomized clinical trials including malignant melanoma, multiple myeloma, chronic lymphocytic leukemia
(CLL) and non-small cell lung cancer. In 2002, Aventis entered a global agreement with Genta Inc. to jointly develop and commercialize Genasense in the US. Aventis has been granted sole marketing rights outside of the US. Aventis is also exploring an antibody-based approach to discover and develop new oncology agents via its recently announced collaboration with ImmunoGen, signed in July 2003.

THE VEGF TRAP: HOW IT MAY PREVENT SOLID TUMOR GROWTH
----------------------------------------------------

Tumors induce abnormal blood vessel growth to support their own continued maintenance and expansion. They depend on the formation of new blood vessels - a process termed "angiogenesis" - to support their growth. Abnormal vessel growth can also occur in the eye, and such growth disrupts normal ocular architecture and is a leading cause of blindness due to such diseases as diabetic retinopathy and Age-related Macular Degeneration (AMD). Therapies aimed at blocking abnormal vessel


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growth are referred to as anti-angiogenesis approaches. Blocking tumor-associated angiogenesis can also prevent tumor growth, and recent exciting late-stage data on another VEGF antagonist has validated this approach in the treatment of solid tumors.

Pre-clinical evidence demonstrates that Regeneron's VEGF Trap is an extremely potent blocker of VEGF. Its activity against cancer and eye diseases suggests that it may be a more effective VEGF antagonist than other VEGF blockers currently under development. The higher binding affinity observed in this agent has resulted in an effect on established tumor vasculature as well as neovasculature in pre-clinical models. Furthermore, VEGF Trap has demonstrated an ability to bind to other members of the VEGF family that may play an important role in tumor progression. In laboratory experiments in many different tumor types, VEGF Trap has effectively blocked angiogenesis, leaving tumors with few or no blood vessels feeding them. The VEGF Trap may also have applications in other therapeutic areas where pathologic vessel growth can cause problems, such as psoriasis, and corneal neovascularization associated with transplants, infection, or trauma.

VEGF Trap was developed using Regeneron's proprietary Trap technology platform. The VEGF Trap is a fusion protein that contains portions of the extracellular domains of two different VEGF receptors that occur naturally on blood vessels. By combining key portions of the receptors that bind VEGF, the VEGF Trap blocks VEGF activity and prevents the formation of the new blood vessels needed to sustain growth in cancerous tumors. VEGF Trap is currently in phase I clinical trials to test the safety and tolerability of the compound in patients with solid-tumor malignancies and with non-Hodgkin's lymphoma.

AUDIO WEBCAST:

Leonard S. Schleifer, M.D., Ph.D., President & CEO of Regeneron Pharmaceuticals, Inc. invites you to join him and members of senior management from Aventis and Regeneron in a audio webcast with the investment community to discuss the global partnership of Aventis and Regeneron to develop


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and commercialize VEGF Trap on Monday, September 8, 2003 at 3:00 p.m. Central
European Time; 2:00p.m. UK Time; 9:00 a.m. Eastern; 8:00 a.m. Central; 7:00 a.m. Mountain; and 6:00 a.m. Pacific.

The audio portion of the conference call will be available by webcast at www.regeneron.com on the Events page, under the Investor heading. The online archive will be available for 30 days, and the dial-in replay of the call will be available for one week beginning approximately two hours after the live call ends at the following numbers:

            Domestic Replay Dial-In: 800-642-1687
            International Replay Dial-In: 706-645-9291
            Conference Call ID#2698911

ABOUT AVENTIS
-------------

Aventis is dedicated to treating and preventing disease by discovering and developing innovative prescription drugs and human vaccines. In 2002, Aventis generated sales of (128) 17.6 billion, invested (128) 3.1 billion in research and development and employed approximately 71,000 people in its core business. Aventis corporate headquarters are in Strasbourg, France. For more information, please visit: www.aventis.com ABOUT REGENERON Regeneron is a biopharmaceutical company that discovers, develops, and intends to commercialize therapeutic medicines for the treatment of serious medical conditions. Regeneron has therapeutic candidates in clinical trials for the potential treatment of obesity, rheumatoid arthritis, cancer, and asthma and has preclinical programs in other diseases and disorders. Regeneron corporate headquarters are in Tarrytown, NY. For more information, please visit www.regn.com FOR REGENERON This news release discusses historical information and includes forward-looking statements about Regeneron and its products, programs, finances, and business, all of which involve a number of risks and uncertainties, such as risks associated with preclinical and clinical development of drugs and biologics, determinations by regulatory and administrative governmental authorities, competitive factors, technological developments, the availability and cost of capital, the costs of developing, producing, and selling products, the potential for any collaboration agreement to be canceled or to terminate without any product success, and other material risks. A more complete description of these risks can be found in Regeneron's filings with the United States Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2002 and the Form 10-Q for the quarter ended June 30, 2003. Regeneron does not undertake any obligation to update publicly any forward-looking statement, whether as a result of new information, future events, or otherwise unless required by law.

FOR AVENTIS
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Statements in this news release containing projections or estimates of revenues, income, earnings per share, capital expenditures, capital structure, or other financial items; plans and objectives relating to future operations, products, or services; future economic performance; or assumptions underlying or relating to any such statements, are forward-looking statements subject to risks and uncertainties. Actual results could differ materially depending on factors such as the timing and effects of regulatory actions, the results of clinical trials, the company's relative success developing and gaining market acceptance for new products, the outcome of


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significant litigation, and the effectiveness of patent protection. Additional information regarding risks and uncertainties is set forth in the current Annual Report on Form 20-F of Aventis on file with the Securities and Exchange Commission and in the current Annual Report -"Document de Reference"- on file with the "Commission des Operations de Bourse" in France.

        Aventis Contact:
        ----------------
        Corinne Hoff                            Kara Smith-Russell
        Aventis Global Media Relations          DI&A Communications
        Tel: +33 (0) 3 88 99 19 16              Tel: +1 908 231 4490
        Corinne.Hoff@Aventis.com                Kara.Smith-Russell@Aventis.com

        Regeneron Contact:                      Regeneron Media Contact:
        ------------------                      -----------------------
        Charles Poole                           Lauren Tortorete
        Vice President, Investor Relations      Biosector2
        Tel: +1 914 345 7640                    Tel: +1 212 414 5647
        charles.poole@regn.com                  ltortorete@biosector2.com